Exhibit 99.1
Contact: Michael Mitchell
The Medicines Company
973-290-6000
investor.relations@themedco.com
FOR IMMEDIATE RELEASE:

THE MEDICINCES COMPANY REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS
QUARTERLY NET REVENUES RISE 12.9% TO $126.6 MILLION
PARSIPPANY, NJ, April 25, 2012 - The Medicines Company (NASDAQ: MDCO), a global pharmaceutical company focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines, today announced first quarter financial results for 2012.

Financial highlights for the first quarter of 2012:

•	Net revenue increased by 12.9% to $126.6 million for the first quarter of 2012 from $112.1 million in the first quarter of 2011.

◦	Angiomax U.S. sales increased by 10% to $115.5 million in the first quarter of 2012 compared to $105.0 million in the first quarter of 2011.

◦	Angiomax/Angiox international net revenue in the first quarter of 2012 increased by 49% to $10.6 million compared with $7.1 million in the first quarter of 2011.

•
Net income for the first quarter of 2012 was $7.6 million, or $0.14 per share, compared with net income of $24.2 million, or $0.45 per share, for the first quarter of 2011. Net income in the first quarter of 2011 included $15 million, net of taxes, from the Company's settlement with the law firm, WilmerHale.

•
Non-GAAP net income for the first quarter of 2012 was $15.2 million, or $0.27 per share, compared to non-GAAP net income of $34.5 million, or $0.64 per share for the first quarter 2011. Non-GAAP net income excludes stock-based compensation expense and non-cash income taxes.

Clive Meanwell, Chairman and Chief Executive Officer, stated, "First quarter 2012 results again indicated that we are on a strong trajectory of growth and are focused on executing our business plan reliably. Sales in all three global regions - the U.S., Europe, and Asia Pacific - finished ahead of targets. Our earnings were also ahead of goal.”

The following table provides reconciliations between GAAP and non-GAAP net income for the first quarter (Q1) of 2012 and 2011. Non-GAAP net income excludes the transaction charges related to stock-based compensation expense and non-cash income taxes:

(in millions)	Reported GAAP Net Income	Stock-Based Compensation Expense	Non-cash Provision for Income Taxes	Non-GAAP Net Income(1)

Q1 2012	$7.6	$3.1	$4.5	$15.2

Q1 2011	$24.2	$2.3	$8.0	$34.5

Note: Amounts may not sum due to rounding. (1)Excluding stock-based compensation expense and the non-cash provision for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted earnings per share (EPS) for the first quarter (Q1) of 2012 and 2011 are provided in the following table:

(per share)	Reported GAAP EPS	Stock-Based Compensation Expense	Non-cash Provision for Income Taxes	Non-GAAP EPS(1)

Q1 2012	$0.14	$0.06	$0.08	$0.27

Q1 2011	$0.45	$0.04	$0.15	$0.64

Note: Amounts may not sum due to rounding. (1)Excluding stock-based compensation expense and the non-cash provision for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company's core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to stock-based compensation expense and non-cash income taxes. Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company's core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company's results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss first quarter 2012 financial results and operational developments. The conference call will be available via phone and webcast. The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:
Domestic Dial In:            800-299-6183
International Dial In:            617-801-9713
Passcode for both dial in numbers:    34052627

Replay is available from 10:30 a.m. Eastern Time following the conference call through May 9, 2012. To hear a replay of the call dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 83438358.

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) provides medical solutions to improve health outcomes for patients in acute and intensive care hospitals worldwide. These solutions comprise medicines and knowledge that directly impact the survival and well being of critically ill patients. The Medicines Company's website is www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, whether the Company is able to obtain or maintain patent protection for the intellectual property relating to the Company's products; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on February 29, 2012, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)	Three months ended March 31,
	2012	2011

Net revenue	$126,610	$112,137
Operating expenses:
Cost of revenue	38,663	35,570
Research and development	32,778	23,792
Selling, general and administrative	43,186	37,928
Total operating expenses	114,627	97,290

Income from operations	11,983	14,847
Legal settlement	—	17,984
Other income	62	811
Income before income taxes	12,045	33,642
Provision for income taxes	(4,474)	(9,401)

Net income	$7,571	$24,241

Basic earnings per common share	$0.14	$0.46
Shares used in computing basic earnings per common share	54,037	53,224

Diluted earnings per common share	$0.14	$0.45
Shares used in computing diluted earnings per common share	55,672	54,109

The Medicines Company
Condensed Consolidated Balance Sheets

(in thousands)	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Cash, cash equivalents and available for sales securities	$295,655	$340,512
Accrued interest receivable	173	374
Accounts receivable, net	67,717	74,559
Inventory	49,973	45,145
Deferred tax assets	9,395	9,395
Prepaid expenses and other current assets	12,209	11,738
Total current assets	435,122	481,723

Fixed assets, net	17,402	17,979
Intangible assets, net	122,967	87,329
Restricted cash	2,687	4,714
Deferred tax assets	78,441	78,441
Goodwill	14,671	14,671
Other assets	7,760	7,790
Total assets	$679,050	$692,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$125,280	$154,635
Contingent purchase price	20,995	20,431
Other long term liabilities	5,982	5,939
Stockholders' equity	526,793	511,642
Total liabilities and stockholders' equity	$679,050	$692,647

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2012
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$126,610	$—		$—		$126,610

Operating expenses:
Cost of revenue	38,663	(35)	(2)	—		38,628
Research and development	32,778	(545)	(2)	—		32,233
Selling, general and administrative	43,186	(2,534)	(2)	—		40,652
Total operating expenses	114,627	(3,114)		—		111,513

Income from operations	11,983	3,114		—		15,097

Other income	62	—		—		62
Income before income taxes	12,045	3,114		—		15,159
(Provision) benefit for income taxes	(4,474)	—		4,474	(3)	—
Net income	$7,571	$3,114		$4,474		$15,159

Basic earnings per common share	$0.14	$0.06		$0.08		$0.28

Shares used in computing basic earnings per common share	54,037	54,037		54,037		54,037

Diluted earnings per common share	$0.14	$0.06		$0.08		$0.27

Shares used in computing diluted earnings per common share	55,672	55,672		55,672		55,672

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2011
	GAAP(1)	Stock-Based Compensation		Non-cash Tax Provision		Non-GAAP(4) As Adjusted
Net revenue	$112,137	$—		$—		$112,137

Operating expenses:
Cost of revenue	35,570	(43)	(2)	—		35,527
Research and development	23,792	(427)	(2)	—		23,365
Selling, general and administrative	37,928	(1,790)	(2)	—		36,138
Total operating expenses	97,290	(2,260)		—		95,030

Income from operations	14,847	2,260		—		17,107

Legal settlement	17,984	—		—		17,984
Other income	811	—		—		811
Income before income taxes	33,642	2,260		—		35,902
(Provision) benefit for income taxes	(9,401)	—		7,991	(3)	(1,410)
Net income	$24,241	$2,260		$7,991		$34,492

Basic earnings per common share	$0.46	$0.04		$0.15		$0.65

Shares used in computing basic earnings per common share	53,224	53,224		53,224		53,224

Diluted earnings per common share	$0.45	$0.04		$0.15		$0.64

Shares used in computing diluted earnings per common share	54,109	54,109		54,109		54,109

Note: Amounts may not sum due to rounding
(1) GAAP Results
(2) Non-cash stock compensation expense
(3) Non-cash income taxes
(4) Non-GAAP Results